UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2016

SPEED COMMERCE, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1303 E. Arapaho Road, Suite 200

Richardson, TX 75081

(Address of principal executive offices)

Registrant’s telephone number, including area code: (763) 535-8333

                                        Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported, Speed Commerce, Inc. (the “Company”) received a notification letter from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) dated January 12, 2016, indicating that it will delist and suspend trading in the Company’s shares from The Nasdaq Capital Market effective at the open of business on Thursday, January 21, 2016. Nasdaq also informed the Company that it would file a Form 25 (Notification of Delisting) with the Securities and Exchange Commission. Trading in the Company’s shares has since been suspended by Nasdaq.

On February 17, 2016, Nasdaq filed a Form 25 with the Securities and Exchange Commission, with the delisting becoming effective ten days thereafter.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPEED COMMERCE, INC.

Dated: February 23, 2016	By:	/s/ Ryan F. Urness
Name: Ryan F. Urness
Title: General Counsel and Secretary